UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2022

Lineage Cell Therapeutics, Inc.

(Exact name of registrant as specified in charter)

California	001-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2173 Salk Avenue, Suite 200 Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

(442) 287-8990

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	LCTX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 5, 2022, Kevin L. Cook notified Lineage Cell Therapeutics, Inc. (“Lineage”) that he would be resigning as Chief Financial Officer of Lineage effective July 8, 2022. Mr. Cook’s resignation was not the result of any disagreement with Lineage or its Board of Directors or any matter relating to Lineage’s operations, policies, or practices. Mr. Cook intends to pursue other opportunities.

Effective July 8, 2022, Brian M. Culley, Lineage’s Chief Executive Officer, will serve as Lineage’s interim Chief Financial Officer and principal financial officer, and Alexandra Hernandez, Lineage’s Sr. Director of Finance and Controller, will serve as Lineage’s interim principal accounting officer.

The information required by Items 401(b) and (e) of Regulation S-K with respect to Mr. Culley is included in Lineage’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 29, 2022, and is hereby incorporated by reference herein.

Ms. Hernandez joined Lineage as Sr. Director of Finance and Controller in September 2019. Prior to joining Lineage, Ms. Hernandez served as Director, Accounting and Assistant Controller of OncoSec Medical Incorporated (ONCS), a publicly traded biotechnology company, from June 2017 to August 2019. From April 2011 to May 2017, Ms. Hernandez served as Associate Director, Accounting of Mast Therapeutics, Inc. (MSTX), a publicly traded biopharmaceutical company. From 2007 to 2011, Ms. Hernandez consulted for Premier Alliance Group, Inc., a professional services provider, and from 2004 to 2007, Ms. Hernandez served as a Senior Accountant for 24 Hour Fitness USA, Inc. Ms. Hernandez is a certified public accountant with the State of California and received her B.S. degree in business administration from San Diego State University.

There are no related party transactions between either of Mr. Culley or Ms. Hernandez, on the one hand, and Lineage, on the other, reportable under Item 404(a) of Regulation S-K. In addition, there is no family relationship between any director or executive officer of Lineage and either of Mr. Culley or Ms. Hernandez.

In connection with his resignation, Mr. Cook and Lineage entered into a Separation Agreement (the “Separation Agreement”) pursuant to which, among other things, in exchange for full release of claims in favor of Lineage, Lineage agreed to pay Mr. Cook $318,975.00, which is equal to 9 months’ of Mr. Cook’s base salary in effect immediately prior to his resignation, and to pay, for a period of up to 9 months, any health insurance benefits he was receiving at the time of his termination of employment under a Lineage employee health insurance plan subject to COBRA.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as an exhibit to this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement dated July 5, 2022, between Lineage Cell Therapeutics, Inc. and Kevin L. Cook
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lineage Cell Therapeutics, Inc.

Date: July 7, 2022	By:	/s/ George A. Samuel III
	Name:	George A. Samuel III
	Title:	General Counsel and Corporate Secretary